EXHIBIT 32.2

CERTIFICATION
OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF SARBANES OXLEY ACT

In connection with the Annual Report of Euro Group of Companies, Inc. (formerly ICT Technologies, Inc.) (the "Company") on Form 10-/A for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Eracleous, Chief Financial Officer of the Company, certify, pursuant to 8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report of the Company fully complies with the requirements of section 13(a) of the Securities Exchange Act; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                                                                                                                                                                                   /s/  Andrew Eracleous
                                                                                                                                                                                                                  -----------------------------------
                                                                                                                                                                                                                         Andrew Eracleous
November 19, 2010

These certifications are being furnished pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by Euro Group of Companies, inc. for purposes of Section 18 of the Securities Exchange Act of
1934,as amended.